CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and under the caption "Independent Auditors" in the Statement of Additional Information in Post-Effective Amendment Number 12 to the Registration Statement (Form N-1A, No. 33-64465) of John Hancock Declaration Trust.

We also consent to the incorporation by reference into the Statement of Additional Information of our report dated February 11, 2000 on the financial statements included in the Annual Report of the John Hancock Declaration Trust for the year ended December 31, 1999.



                                                     /s/ERNST & YOUNG LLP
                                                     --------------------
                                                     ERNST & YOUNG LLP

Boston, Massachusetts
April 25, 2000